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                                                                     EXHIBIT 5.1

                    [LETTERHEAD OF CHADBOURNE & PARKE LLP]
                             30 Rockefeller Plaza
                           New York, New York 10112
                                (212) 408-5100


                                 July 13, 1998

PanAmSat Corporation
One Pickwick Plaza
Greenwich, Connecticut  06830


Ladies and Gentlemen:


          We are acting as counsel to PanAmSat Corporation (the "Company"), a corporation organized under the laws of the State of Delaware, in connection with the offer to exchange (the "Exchange Offer") its 6% Notes due January 15, 2003, 6-1/8% Notes due January 15, 2005, 6-3/8% Notes due January 15, 2008, and 6-7/8% Debentures due January 15, 2028 (collectively, the "Exchange Securities") for an equal principal amount of the Company's outstanding 6% Notes due January 15, 2003, 6-1/8% Notes due January 15, 2005, 6-3/8% Notes due January 15, 2008,
and 6-7/8% Debentures due January 15, 2028, respectively (collectively, the "Private Securities"), and in connection with the preparation of the prospectus (the "Prospectus") contained in the registration statement on Form S-4 (the "Registration Statement") (No. 333-56227) filed with the Securities and Exchange Commission by the Company for the purpose of registering the Exchange Securities under the Securities Act of 1933, as amended (the "Act"). The Private Securities have been, and the Exchange Securities will be, issued pursuant to an Indenture, dated as of January 16, 1998 (the "Indenture"), among the Company and The Chase Manhattan Bank, as Trustee. Unless otherwise defined herein, terms defined in the Prospectus are used herein as defined therein.

          We have examined originals or copies, certified or otherwise identified to our satisfaction, of such corporate records, agreements, documents and other instruments and such certificates or comparable documents of public officials and representatives of the
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CHADBOURNE & PARKE LLP


PanAmSat Corporation                  -2-                       July 13,1998


Company, and have made such other and further investigations, as we have deemed relevant and necessary as a basis for the opinion hereinafter set forth.

          In such examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies, and the authenticity of the originals of such latter documents.

          Based on the foregoing, and subject to the qualifications and limitations stated herein, we are of the opinion that, assuming the due authorization, execution and delivery by the Trustee of the Indenture, when the Exchange Securities, substantially in the form as set forth in an exhibit to the Indenture filed as Exhibit 4.4 to the Registration Statement, have been duly executed by the Company and authenticated by the Trustee in accordance with the Indenture, and duly delivered in exchange for the Private Securities in accordance with the Exchange Offer in the manner described in the Registration Statement, the Exchange Securities will constitute valid and legally binding obligations of the Company, entitled to the benefits of the Indenture.

          Our opinion set forth above is subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing.

          We are members of the bar of the State of New York and we do not express any opinion herein concerning any laws other than the laws of the State of New York, the General Corporation Law of the State of Delaware and the federal law of the United States of America.


                            Very truly yours,

                            /s/ Chadbourne & Parke LLP